Exhibit 13.2

Certification by the Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Skycorp Solar Group Limited (the “Company”) on Form 20-F for the fiscal year ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Zhe Liang, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 12, 2026

By:	/s/ Zhe Liang
Name:	Zhe Liang
Title:	Chief Financial Officer (Principal Accounting and Financial Officer)